Exhibit 20.1
Page 1 of 3

                     Navistar Financial 1996 - A Owner Trust
                            For the Month of May 2000
                       Distribution Date of June 15, 2000
                            Servicer Certificate #49

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $37,245,897.10
Beginning Pool Factor                                        0.0809792

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $2,922,011.60
     Interest Collected                                    $260,142.67

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $87,826.70
Total Additional Deposits                                   $87,826.70

Repos / Chargeoffs                                          $31,464.84
Aggregate Number of Notes Charged Off                               69

Total Available Funds                                    $3,025,678.02

Ending Pool Balance                                     $34,536,723.61
Ending Pool Factor                                           0.0750890

Servicing Fee                                               $31,038.25

Repayment of Servicer Advances                             $244,302.95

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,733,280.54
     Target Percentage                                           5.00%
     Target Balance                                      $1,726,836.18
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                   ($74,459.28)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.824%
Current Weighted Average Remaining Term (months):                10.36

Delinquencies                                              Dollars      Notes
     Installments:               1 - 30 days            $505,326.81      358
                                 31 - 60 days           $199,992.72       92
                                 60+  days               $91,694.64       36

     Total:                                             $797,014.17      373

     Balances:                   60+  days              $552,559.14       36

Memo Item - Reserve Account
     Prior Month                                      $9,604,955.92
+    Invest. Income                                      $40,645.32
+    Excess Serv.                                        $87,679.30
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,733,280.54

Exibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of May 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $37,245,897.10
Ending Pool Balance                           $34,536,723.61

Collected Principal                            $2,677,708.65
Collected Interest                               $260,142.67
Charge - Offs                                     $31,464.84
Liquidation Proceeds / Recoveries                 $87,826.70
Servicing                                         $31,038.25
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $2,994,639.77

Beginning Balance                             $37,245,897.10             $0.00     $31,693,003.53     $5,552,893.57

Interest Due                                     $197,786.98             $0.00        $167,708.81        $30,078.17
Interest Paid                                    $197,786.98             $0.00        $167,708.81        $30,078.17
Principal Due                                  $2,709,173.49             $0.00      $2,587,260.68       $121,912.81
Principal Paid                                 $2,709,173.49             $0.00      $2,587,260.68       $121,912.81

Ending Balance                                $34,536,723.61             $0.00     $29,105,742.85     $5,430,980.76
Note / Certificate Pool Factor                                          0.0000             0.0838            0.2624
   (Ending Balance / Original Pool Amount)
Total Distributions                            $2,906,960.47             $0.00      $2,754,969.49       $151,990.98

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $87,679.30
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,733,280.54
(Release) / Draw                                 ($74,459.28)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                5                4               3                 2                1
                              Dec-99           Jan-00           Feb-00          Mar-00            Apr-00           May-00
Beginning Pool Balance    $57,024,922.28   $53,062,544.68   $49,297,540.90   $45,557,777.01   $40,299,291.66   $37,245,897.10

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $43,120.73       $25,930.25       $13,739.48       $23,449.13       $69,126.54       $31,464.84
    Recoveries               $100,964.67       $59,893.79       $80,396.38       $29,849.77       $11,064.22       $87,826.70

Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $63,118.86             Total Charged off (Months 1 - 6)            $206,830.97
     Total Recoveries (Months 3, 2, 1)        $128,740.69               Total Recoveries (Months 1 - 6)           $369,995.53
     Net Loss / (Recoveries) for 3 Mos        ($65,621.83)(a)           Net Loss/(Recoveries) for 6 Mos.         ($163,164.56)(c)

Total Balance (Months 5, 4, 3)            $147,917,862.59 (b)           Total Balance (Months 1 - 6)          $282,487,973.63 (d)

Loss Ratio Annualized  [(a/b) * (12)]            -0.5324%               Loss Ratio Annualized [(c/d) (12)]           -0.6931%

Trigger:  Is Ratio > 1.5%                              No               Trigger:  Is Ratio > 6.0%                          No

                                                                                Mar-00            Apr-00           May-00
B)   Delinquency Trigger:                                                       $820,508.00      $673,059.81      $552,559.14
     Balance delinquency 60+ days                                                  1.80103%         1.67015%         1.48354%
     As % of Beginning Pool Balance                                                1.64170%         1.76164%         1.65157%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                 2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer